As filed with the Securities and Exchange Commission on February 22, 2007
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5812	75-3095469
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
5505 Blue Lagoon Drive
Miami, Florida 33126
(305) 378-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ANNE CHWAT
General Counsel
Burger King Holdings, Inc.
5505 Blue Lagoon Drive
Miami, Florida 33126
(305) 378-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

KARA L. MACCULLOUGH	WILLIAM F. GORIN
Holland & Knight LLP	Cleary Gottlieb Steen & Hamilton LLP
701 Brickell Avenue	One Liberty Plaza
Miami, FL 33131	New York, NY 10006
(305) 374-8500	(212) 225-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-140440
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Amount of
of Securities To Be Registered	Registered(1)	Per Unit	Price	Registration Fee
Common Stock, $0.01 par value per share	1,150,000 shares	$22.00	$25,300,000	$777.00

(1)	The 1,150,000 shares of common stock being registered in this Registration Statement are in addition to the 23,000,000 shares of common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (No. 333-140440).
     The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II
Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Legal Opinion of Holland & Knight LLP
Ex-23.1 Consent of Independent Registered Public Accounting Firm

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) by Burger King Holdings, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-140440) filed by the Company with the Commission, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on February 21, 2007, are incorporated herein by reference into, and shall be deemed part of, this registration statement.
     The Company hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount from the Company’s account to the Commission’s account at Mellon Bank as soon as practicable (but not later than the close of business on February 22, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in such account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during regular business hours on February 22, 2007.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     (a) Exhibits.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-140440 are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description
5.1	Legal Opinion of Holland & Knight LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1*	Power of Attorney.

*	Incorporated by reference to Exhibit 24.1 of the S-1 Registration Statement filed on February 2, 2007 (File No. 333-140440).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 22nd day of February, 2007.

BURGER KING HOLDINGS, INC.
By:	/s/ JOHN W. CHIDSEY
	Name:	John W. Chidsey
	Title:	Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. CHIDSEY John W. Chidsey	Chief Executive Officer and Director (principal executive officer)	February 22, 2007
* Ben K. Wells	Chief Financial Officer and Treasurer (principal financial officer)	February 22, 2007
* Brian T. Swette	Non-Executive Chairman	February 22, 2007
* Christopher M. Anderson	Vice President, Finance and Controller (principal accounting officer)	February 22, 2007
* Andrew B. Balson	Director	February 22, 2007
* David Bonderman	Director	February 22, 2007
* Richard W. Boyce	Director	February 22, 2007
* David A. Brandon	Director	February 22, 2007
* Armando Codina	Director	February 22, 2007
Peter R. Formanek	Director	February , 2007

* Manny Garcia	Director	February 22, 2007
* Adrian Jones	Director	February 22, 2007
* Sanjeev K. Mehra	Director	February 22, 2007
* Stephen G. Pagliuca	Director	February 22, 2007
* Kneeland C. Youngblood	Director	February 22, 2007
* /s/ JOHN W. CHIDSEY
John W. Chidsey Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Legal Opinion of Holland & Knight LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)
24.1*	Power of Attorney.

*	Incorporated by reference to Exhibit 24.1 of the S-1 Registration Statement filed on February 2, 2007 (File No. 333-140440).